United Road Services, Inc.

                                   $75,000,000

                           8% Convertible Subordinated

                               Debentures due 2008

                            -------------------------

                               Purchase Agreement

                            -------------------------


                          Dated as of November 19, 1998

                           United Road Services, Inc.

                                8 Automation Lane

                             Albany, New York 12205

                                   $75,000,000

                           8% Convertible Subordinated

                               Debentures due 2008

                                                       As of November 19, 1998

Charter URS LLC
575 Madison Avenue
New York, New York

Ladies and Gentlemen:

         United Road Services, Inc., a Delaware corporation (the "Company"), agrees with Charter URS LLC ("Charterhouse") as follows:

1.       AUTHORIZATION OF DEBENTURES

         The Company has authorized the issue and sale of up to $75,000,000 aggregate principal amount of its 8% Convertible Subordinated Debentures due 2008 (the "Debentures"). The Debentures shall be substantially in the form set out in Exhibit 1 attached hereto, with such changes therefrom, if any, as may be approved by Charterhouse and the Company. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF DEBENTURES

         2.1. Subject to the terms and conditions of this Agreement, the Company will issue and sell to Charterhouse, and Charterhouse will purchase from the Company, at the First Closing (as defined in Section 4.1), an aggregate of $43,500,000 in principal amount of the Debentures at 100% of the principal amount thereof.

         2.2. Subject to the terms and conditions of this Agreement, the Company will issue and sell to Charterhouse, and Charterhouse will purchase from the Company, at the Second Closing (as defined in Section 4.2), an aggregate of $31,500,000 in principal amount of the Debentures at 100% of the principal amount thereof.

3.       INTENTIONALLY OMITTED

4.       CLOSINGS

4.1.     FIRST CLOSING

         4.1.1 The sale and purchase of an aggregate of $43,500,000 in principal amount of the Debentures to be purchased by Charterhouse shall occur at the offices of Proskauer Rose LLP ("Proskauer"), 1585 Broadway, New York, New York, 10036, at 9:00 a.m., Eastern Standard Time, at a closing (the "First Closing") on the twelfth Business Day following the execution of this Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 5.1 (the "First Issue Date") or such other Business Day thereafter as may be agreed upon by Charterhouse and the Company. At the First Closing, the Company will deliver to Charterhouse the Debentures to be purchased by Charterhouse in the form of a single Debenture (or such greater number of Debentures as Charterhouse may request) dated the First Issue Date and registered in Charterhouse's name (or in the name of Charterhouse's nominee), against delivery by Charterhouse to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer for the account of the Company to such bank account as the Company shall have notified Charterhouse in writing.

         (a) If at the First Closing the Company shall fail to tender such Debentures to Charterhouse as provided above in this Section 4.1, or any of the conditions specified in Section 5.1.1 shall not have been fulfilled to Charterhouse's satisfaction, Charterhouse shall, at Charterhouse's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Charterhouse may have by reason of such failure or such nonfulfillment.

         (b) If at the First Closing Charterhouse shall fail to pay the purchase price for the Debentures to the Company as provided above in this Section 4.1, or any of the conditions specified in Section 5.1.2 shall not have been fulfilled to the Company's satisfaction, the Company shall, at the Company's election, be relieved of all further obligations under this Agreement (other than as provided in Section 17.1), without thereby waiving any rights the Company may have by reason of such failure or such nonfulfillment.

4.2.     THE SECOND CLOSING

         4.2.1 The sale and purchase of an aggregate of $31,500,000 in principal amount of the Debentures to be purchased by Charterhouse shall occur at the offices of Proskauer at 9:00 a.m., Eastern Standard Time, at a closing (the "Second Closing") on the twelfth Business Day following the date of the Special Meeting (as defined in Section 5.2.1) subject to the satisfaction or waiver of the conditions set forth in Section 5.2 (the "Second Issue Date") or such other Business Day thereafter as may be agreed upon by Charterhouse and the Company. At the Second Closing, the Company will deliver to Charterhouse the Debentures to be purchased by Charterhouse in the form of a single Debenture (or such greater number of Debentures as Charterhouse may request) dated the Second Issue Date and registered in Charterhouse's name

(or in the name of Charterhouse's nominee), against delivery by Charterhouse to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer for the account of the Company to such bank account as the Company shall have notified Charterhouse in writing.

         (a) If at the Second Closing the Company shall fail to tender such Debentures to Charterhouse as provided above in this Section 4.2, or any of the conditions specified in Section 5.2.1 shall not have been fulfilled to Charterhouse's satisfaction by March 31, 1999, Charterhouse shall, at Charterhouse's election, be relieved of all further obligations with respect to the purchase of the Debentures to be issued and sold at the Second Closing, without thereby waiving any rights Charterhouse may have by reason of such failure or such nonfulfillment.

         (b) If at the Second Closing Charterhouse shall fail to pay such purchase price for the Debentures to the Company as provided above in this
Section 4.2, or any of the conditions specified in Section 5.2.2 shall not have been fulfilled to the Company's satisfaction by March 31, 1999, the Company shall, at the Company's election, be relieved of all further obligations with respect to the issuance of the Debentures to be issued at the Second Closing without thereby waiving any rights the Company may have by reason of such failure or such nonfulfillment.

5.  CONDITIONS TO THE CLOSINGS

5.1.     CONDITIONS  TO FIRST CLOSING

         5.1.1 Charterhouse's obligation to purchase and pay for the Debentures to be sold to Charterhouse at the First Closing is subject to the fulfillment or waiver, prior to or at the First Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company in this Agreement and the Other Agreements which are qualified as to materiality shall be true and correct, and all other representations and warranties of the Company in this Agreement and the Other Agreements shall be true and correct, in all material respects, in each case (i) when made and (ii) at the time of the First Closing (except where such representations and warranties expressly relate to a specific date or time (other than the date hereof) which need only be true and correct as of such date or time).

                  (b) Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the First Closing and after giving effect to the issue and sale of the Debentures no Default or Event of Default shall have occurred and be continuing.

                  (c)  Compliance Certificates.

                           (i) Officer's Certificate. The Company shall have
delivered to Charterhouse an Officer's Certificate, dated the date of the First Closing, certifying that the conditions specified in Sections 5.1.1(a) and 5.1.1(b) have been fulfilled.

                           (ii) Secretary's Certificate. The Company shall have
delivered to Charterhouse a certificate of the secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Debentures, this Agreement and the Other Agreements and the approval of the issuance of the Debentures pursuant to this Agreement.

                  (d) Opinion of Counsel. Charterhouse shall have received an opinion, dated the date of the First Closing, from McDermott, Will & Emery ("McDermott Will"), counsel to the Company, reasonably acceptable to Proskauer.

                  (e) Purchase Permitted by Applicable Law, etc. On the date of the First Closing, Charterhouse's purchase of the Debentures shall not (i) violate any applicable law or regulation (including, without limitation, Regulation U, T, or X of the Board of Governors of the Federal Reserve System) and (ii) subject Charterhouse to any tax, penalty or liability under or pursuant to any applicable law or regulation.

                  (f) Bank Consent. The consent described in Section 5.1.2(e) shall have been received by the Company.

                  (g) Other Agreements and Documents. All Other Agreements (other than the Voting Agreements) shall be in full force and effect and the Company and the other parties thereto shall have delivered to Charterhouse a true, complete and executed copy of each Other Agreement (other than the Voting Agreements). All documents and instruments incident to the transactions contemplated by this Agreement and the Other Agreements shall be satisfactory to Charterhouse and Proskauer, its counsel, and Charterhouse and Proskauer shall have received all such counterpart originals or certified or other copies of such documents (other than the Voting Agreements) as they may reasonably request.

         5.1.2 The Company's obligation to issue and sell the Debentures to be sold to Charterhouse at the First Closing is subject to the fulfillment or waiver, prior to or at the First Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Charterhouse in this Agreement which are qualified as to materiality shall be true and correct, and all other representations and warranties of Charterhouse in this Agreement shall be true and correct, in all material respects, in each case (i) when made and (ii) at the time of the First Closing (except where such representations and warranties expressly relate to a specific date or time (other than the date hereof) which need only be true and correct as of such date or time).

                  (b) Performance. Charterhouse shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the First Closing.

                  (c) Officer's Certificate. Charterhouse shall have delivered to the Company an Officer's Certificate, dated the date of the First Closing, certifying that the conditions specified in Sections 5.1.2(a) and 5.1.2(b) have been fulfilled.

                  (d) Other Documents. All documents and instruments incident to the transactions contemplated by this Agreement shall be satisfactory to the Company and McDermott Will, its counsel, and McDermott Will shall have received all such counterpart originals or certified or other copies as they may reasonably request.

                  (e) Bank Consent. The Company shall have received the consent of its lenders under the Senior Credit Agreement (as defined in Section 11.7) to the issuance and sale of $75,000,000 in aggregate principal amount of the Debentures, and the execution and performance of this Agreement and the transactions contemplated hereby.

                  (f) Opinion of Counsel. The Company shall have received an opinion of its tax counsel, McDermott, Will, or if it is unable to obtain such opinion on or prior to the First Closing, an opinion of tax counsel to Charterhouse, to the effect that the interest on the Debentures should be deductible.

5.2.     CONDITIONS TO SECOND CLOSING

         5.2.1 Charterhouse's obligation to purchase and pay for the Debentures to be sold to Charterhouse at the Second Closing is subject to the fulfillment or waiver, prior to or at the Second Closing, of the following conditions:

                  (a) Stockholder Approval. At a special meeting of the stockholders of the Company entitled to vote (the "Special Meeting") the stockholders shall have approved the issuance to Charterhouse pursuant to this Agreement of securities convertible into 20% or more of the Common Stock of the Company outstanding prior to such issuance (the "20% Issuance").

                  (b) Representations and Warranties. The representations and warranties of the Company in this Agreement and the Other Agreements which are qualified as to materiality shall be true and correct, and all other representations and warranties of the Company in this Agreement and the Other Agreements shall be true and correct, in all material respects, in each case (i) when made and (ii) at the time of the Second Closing (except where such representations and warranties expressly relate to a specific date or time (other than the date hereof) which need only be true and correct as of such date or time).

                  (c) Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Second Closing and after giving effect to the issue and sale of the Debentures no Default or Event of Default shall have occurred and be continuing.

                  (d)  Compliance Certificates.

                           (i) Officer's Certificate. The Company shall have
delivered to Charterhouse an Officer's Certificate, dated the date of the Second Closing, certifying that the conditions specified in Sections 5.2.1(b) and 5.2.1(c) have been fulfilled.

                           (ii) Secretary's Certificate. The Company shall have
delivered to Charterhouse a certificate of the secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings (including the approval of the 20% Issuance by the stockholders) relating to the authorization, execution and delivery of the Debentures to be purchased at the Second Closing and the approval of the issuance of such Debentures pursuant to this Agreement.

                  (e) Opinion of Counsel. Charterhouse shall have received an opinion, dated the date of the Second Closing, from McDermott Will, counsel to the Company in the form of the opinion described in Section 5.1.1(d).

                  (f) The average of the daily closing prices of the Common Stock for the 30 consecutive trading days ending the day before the Special Meeting shall be not less than $10.00 per share. (See Section 10.5.1 to determine the "closing price").

                  (g) Purchase Permitted by Applicable Law, etc. On the date of the Second Closing, Charterhouse's purchase of the Debentures shall not (i) violate any applicable law or regulation (including, without limitation, Regulation U, T, or X of the Board of Governors of the Federal Reserve System) and (ii) subject Charterhouse to any tax, penalty or liability under or pursuant to any applicable law or regulation.

                  (h) Other Agreements and Documents. The Other Agreements shall be in full force and effect. All documents and instruments incident to the transactions contemplated by this Agreement and the Other Agreements shall be satisfactory to Charterhouse and Proskauer, its counsel, and Charterhouse and Proskauer shall have received all such counterpart originals or certified or other copies as they may reasonably request.

         5.2.2 The Company's obligation to issue and sell the Debentures to be sold to Charterhouse at the Second Closing is subject to the fulfillment or waiver, prior to or at the Second Closing, of the following conditions:

                  (a) Stockholder Approval. At the Special Meeting the stockholders shall have approved the 20% Issuance.

                  (b) Representations and Warranties. The representations and warranties of Charterhouse in this Agreement which are qualified as to materiality shall be true and correct, and all other representations and warranties of Charterhouse in this Agreement shall be true and correct, in all material respects, in each case (i) when made and (ii) at the time of the Second Closing (except where such representations and warranties expressly relate to a specific date or time (other than the date hereof) which need only be true and correct as of such date or time).

                  (c) Performance; No Default. Charterhouse shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Second Closing.

                  (d) Officer's Certificate. Charterhouse shall have delivered to the Company an Officer's Certificate, dated the date of the Second Closing, certifying that the conditions specified in Sections 5.2.2 (b) and 5.2.2(c) have been fulfilled.

                  (e) Other Documents. All documents and instruments incident to the transactions contemplated by this Agreement shall be satisfactory to the Company and McDermott Will, its counsel, and the Company and McDermott Will shall have received all such counterpart originals or certified or other copies as they may reasonably request.

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as follows:

6.1.     ORGANIZATION; POWER AND AUTHORITY

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, be expected to have a Material Adverse Effect. The Company has the corporate power and authority (i) to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure to have such corporate power or authority would not, individually or in the aggregate, be expected to have a Material Adverse Effect, (ii) to execute and deliver this Agreement, the Other Agreements to which it is a party, and the Debentures and (iii) to perform the provisions hereof and thereof.

6.2.     AUTHORIZATION, ETC.

         This Agreement, the Other Agreements to which the Company is a party and the Debentures have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Other Agreement to which the Company is a party and the Debentures will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Common Stock issuable upon conversion of the Debentures has been duly authorized and reserved for issuance and upon issuance of the Common Stock upon conversion of the Debentures pursuant to Section 10 hereof such Common Stock will be validly issued, fully paid and nonassessable.

6.3.     CAPITALIZATION

         6.3.1 As of the date hereof, the authorized capital stock of the Company consists of (i) 35,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 14,538,730 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Company Preferred Stock"), of which no shares are issued and outstanding.

         6.3.2 The outstanding shares of Common Stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of preemptive rights). As of the date hereof, except as disclosed in the previous paragraph or as set forth in Schedule 6.3.2 (a) or Schedule 6.3.2
(b), there are no other shares of capital stock of the Company authorized and reserved for issuance and the Company does not have any commitment to authorize, issue or sell any of its capital stock or securities convertible into or exchangeable for its capital stock. The number of shares of Common Stock which are issuable and reserved for issuance upon exercise of stock options or warrants of the Company as of the date hereof (and the exercise price thereof) are disclosed on Schedule 6.3.2 (b). The Company has no outstanding securities convertible into capital stock of the Company. Schedule 6.3.2 (c) lists all stock option plans of the Company.

6.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

         6.4.1 The Company has disclosed in Schedule 6.4.1 (a) a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien, except for Liens on certain Subsidiaries' shares as set forth on Schedule 6.4.1 (b). The Company owns no equity interests in any other Person other than the Subsidiaries listed on Schedule 6.4.1(a).

         6.4.2 Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure to have such power or authority would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

6.5.     FILED DOCUMENTS AND FINANCIAL STATEMENTS

         6.5.1 Each of the documents filed by the Company with the SEC complied when filed in all material respects with all of the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Any financial statements (excluding proforma financial statements) contained in such filings (including in each case the related schedules and notes) fairly present in all material respects the combined financial position of the Company and its Subsidiaries as of the respective dates and the combined results of their operations and cash flows for the respective periods and have been prepared in accordance with GAAP consistently applied throughout the periods involved (subject, in the case of any interim financial statements, to normal year-end adjustments).

         6.5.2 The Company's unaudited interim financial statements, included in the information listed in Schedule 6.5.2 and delivered to Charterhouse, were prepared in all material respects on the same basis as the financial statements contained in the documents filed with the SEC and fairly present the financial position of the Company as of the dates referenced therein subject to normal year-end adjustments.

         6.5.3 The Company's financial projections included in the information listed in Schedule 6.5.3 and delivered to Charterhouse were prepared in good faith based on assumptions believed to have been reasonable at the time made and were prepared in all material respects consistent with past accounting practices; provided, however, that no representation or warranty is made with respect to actual financial results which may vary from such projections.

6.6.     COMPLIANCE WITH LAW, ETC.

         The execution, delivery and performance by the Company of this Agreement, the Other Agreements to which it is a party and the Debentures will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or bylaws, or any other agreement, lease or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with, or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which violation would reasonably be expected to have a Material Adverse Effect.

6.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements to which the Company is a party and the Debentures, except (i) the filing of a proxy statement and related documents with the SEC in connection with the Special Meeting and (ii) a filing pursuant to the HSR Act as may be required in connection with the issuance or conversion of the Debentures.

6.8.     LITIGATION; OBSERVANCE OF STATUTES AND ORDERS

         6.8.1 Except as set forth in Schedule 6.8.1, there are no actions, suits or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority which actions, suits or proceedings would reasonably be expected to have a Material Adverse Effect.

         6.8.2 Except as set forth in Schedule 6.8.2, neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority which default or violation would reasonably be expected to have a Material Adverse Effect.

6.9.     TAXES

         6.9.1 The Company has duly, timely and properly filed when due, all national, local and other Tax Returns required to be filed by it with respect to its sales, income, business or operations, except for such failures which would not reasonably be expected to have a Material Adverse Effect, and such Tax Returns are true, complete and accurate in all material respects. The Company has duly paid all Taxes due from it as shown on such Tax Returns except where the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect.

         6.9.2 All amounts required to be withheld by the Company from customers or from or on behalf of employees for income, value added, "social security" and unemployment insurance taxes have been collected or withheld and either paid to the appropriate governmental agency or set aside and, to the extent required by law, held in accounts for such purpose, except for such amounts, the failure of which to withhold, collect, pay, set aside or hold in accounts for such purpose would not reasonably be expected to have a Material Adverse Effect.

         6.9.3 Except as set forth in Schedule 6.9, there are no pending or, to the knowledge of the Company, threatened actions or proceedings by any applicable taxing authority for the assess ment, collection, adjustment or deficiency of Taxes against the Company which actions or proceedings would reasonably be expected to have a Material Adverse Effect.

6.10.    CONTRACTS AND COMMITMENTS

         6.10.1 Except as set forth in Schedule 6.10:

                  (a) The Company has no agreements, contracts, or commitments, written or oral, which either individually or in conjunction with other agreements, contracts or commitments with the same party and in connection with the same matter, are Material;

                  (b) No Material contract or bid is anticipated to result in any loss (other than losses covered by insurance) to the Company upon completion or performance thereof, and no Material contract or bid is at prices Materially above or below the usual prices of the Company for the same or similar products or services;

                  (c) The Company has no outstanding Material contracts, agreements or arrangements with any Affiliate or 5% or greater stockholder of the Company;

                  (d) The Company has no collective bargaining or union contracts or agreements;

                  (e) The Company is not in breach or default, and there is no basis for any valid claim of breach or default by the Company, under any Material contract, license agreement, commitment or restriction (whether written or oral) to which the Company is a party or by which the Company or any of its assets are bound and, to the knowledge of the Company, there exists no event or condition which (whether with or without notice, lapse of time, or both) would constitute a default by the Company thereunder, give rise to a right to accelerate or terminate any provision thereof or give rise to any Lien on the Property or assets of the Company, except for such breaches, defaults, rights to acceleration or termination or Liens that would not reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no other party to any such contract, agreement or commitment is in breach or default thereof which breach or default would not reasonably be expected to have a Material Adverse Effect;

                  (f) The Company is not restricted by any agreement or other commitment from carrying on its business as currently conducted anywhere in the world;

                  (g) Each contract and agreement referred to in Schedule 6.10 is valid and in full force and effect, and accurate and complete copies thereof, together with all amendments thereto, have been heretofore delivered to Charterhouse.

6.11.    ENVIRONMENTAL MATTERS

         6.11.1 All of the operations of the Company comply, and have at all times complied, in all material respects with all applicable Environmental Laws and the Company is not subject to any Material Environmental Liabilities. The Company has not engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property, except in material compliance with all applicable Environmental Laws.

         6.11.2 To the knowledge of the Company, none of the Real Property or any assets of the Company contain any Hazardous Substances in, on, over, under or at in concentrations or amounts which would Materially violate Environmental Laws or impose material liability or obligations on the Company under the Environmental Laws for any assessment, investigation, corrective action, remediation or monitoring of Hazardous Substances.

         6.11.3 To the knowledge of the Company, there are no conditions existing at any Real Property or with respect to any other assets of the Company, that require, or which with the giving of notice or the passage of time or both may require monitoring, assessment, investigation, remedial or corrective action, or removal or closure pursuant to the Environmental Laws except for such monitoring, assessments, investigations, remedial or corrective actions, removals or closures which would not reasonably be expected to have a Material Adverse Effect.

6.12.    ABSENCE OF CERTAIN CHANGES OR EVENTS

         6.12.1 Except as set forth in Schedule 6.12, since September 30, 1998, the Company has conducted its business in the usual, regular and ordinary course. Without limiting the generality of the foregoing, except as set forth in
Schedule 6.12, since September 30, 1998 the Company has not:

                  (a) suffered any change that would have a Material Adverse Effect on the Company;

                  (b) suffered any Material damage, destruction or casualty loss (whether or not covered by insurance);

                  (c) entered into any Material agreement except agreements in the ordinary course of business;

                  (d) made any Material change in its accounting methods, principles or practices;

                  (e) authorized, declared, set aside or paid any dividend or other distribution;

                  (f) redeemed, purchased or otherwise acquired any of its shares of capital stock or authorized any stock split or recapitalization;

                  (g) borrowed or agreed to borrow any funds or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any liabilities or obligations which individually or in the aggregate are Material;

                  (h) paid, discharged or satisfied any Material claim, liability or obligation other than the payment, discharge or satisfaction of liabilities and obligations incurred in the ordinary course of business and consistent with past practice;

                  (i) sold, transferred, or otherwise disposed of any of its Material Properties or assets, except in the ordinary course of business and consistent with past practice;

                  (j) disposed of, abandoned or permitted to lapse any rights to the use of any Material intellectual property used in the conduct of its business, or disposed of or disclosed, or permitted to be disclosed (except as necessary in the conduct of its business) such Material intellectual property, to any Person;

                  (k) made any individual capital expenditures or commitments in excess of $150,000 for repairs or additions to property, plant, equipment or tangible capital assets; or

                  (l) agreed, whether in writing or otherwise, to take any action described in this Section 6.12.

6.13.    ABSENCE OF UNDISCLOSED LIABILITIES

         Except as set forth in Schedule 6.13, the Company has no Material liabilities, losses or obligations of any nature, whether absolute, accrued, contingent or otherwise, except for (i) liabilities included or reflected in the financial statements of the Company for the nine months ended September 30, 1998 and adequately reserved against therein in accordance with GAAP, (ii) liabilities disclosed in the Schedules hereto, (iii) liabilities incurred in the ordinary course of business subsequent to September 30, 1998, (iv) liabilities or performance obligations arising in the ordinary course of business (and not as a result of a breach or default by the Company) out of or under agreements, contracts, leases, arrangements or commitments to which the Company is a party or (v) liabilities under this Agreement.

6.14.    TITLE TO PROPERTY; LEASES

         The Company and its Subsidiaries have good title to their respective Material Properties, including all such Properties reflected in the Company's unaudited balance sheet as of September 30, 1998 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of), in each case free and clear of Liens, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect or as otherwise set forth on Schedule 6.14.

6.15.    LICENSES, PERMITS, ETC.

         The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the conduct of their respective businesses, except where the failure to have such licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto would not have a Material Adverse Effect.

6.16.    COMPLIANCE WITH ERISA

         6.16.1 The Company, each Subsidiary and each ERISA Affiliate has operated and administered each Plan in substantial compliance with all applicable laws and in substantial compliance with its terms. None of the Company, any Subsidiary or any ERISA Affiliate has incurred any Material liability pursuant to ERISA (including, without limitation Title I or IV of ERISA or the penalty or excise tax provisions of the Code), and, to the knowledge of the Company, no event, transaction or condition has occurred or exists (or is reasonably expected to occur or exist) that would reasonably be expected to result in the incurrence of any such Material liability by the Company, any Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to ERISA or the Code or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liens or liabilities as would not be expected individually or in the aggregate to have a Material Adverse Effect.

         6.16.2 The present value of the benefit liabilities under each of the Plans subject to Title IV of ERISA determined as of the end of each such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         6.16.3 Each Plan intended to qualify under section 401(a) of the Code is qualified and any trust maintained pursuant thereto is exempt from federal income taxation under section 501 of the Code and, to the knowledge of the Company, nothing has occurred or is expected to occur that has caused or could cause the loss of such qualification or exemption except for such losses that would not have a Material Adverse Effect. No claim, lawsuit, arbitration or other action has been asserted, instituted, or, to the knowledge of the Company, is threatened against any Plan (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any Subsidiary, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans, except for those claims, lawsuits, arbitrations or other actions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No "prohibited transaction," within the meaning of section 4975 of the Code and section 406 of ERISA, has occurred or is expected to occur with respect to the Plan except for such transactions that would not have a Material Adverse Effect. No Plan is under audit or investigation by the Internal Revenue Service, U.S. Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any Material tax or penalty.

         No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G or 162(m) of the Code, except where any such failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under section 4980B of the Code, the Federal Social Security Act, or a plan qualified under section 401(a) of the Code) to any current or future retiree or terminee, except where the obligations with respect to such benefits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate has any Material unfunded liabilities pursuant to any Plan that is not intended to be qualified under section 401(a) of the Code.

6.17.    MARGIN REGULATIONS

         No part of the proceeds from the sale of the Debentures hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation Y of said Board (12 CFR 220).

6.18.    EXISTING INDEBTEDNESS

         Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or such Subsidiary in an aggregate principal amount in excess of $1,000,000 and to the knowledge of the Company no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

6.19.    STATUS UNDER CERTAIN STATUTES

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6.20.    FOREIGN CORRUPT PRACTICES ACT; NO UNLAWFUL PAYMENTS

         The Company is not in violation of section 30A of the Exchange Act. No director, officer, agent, employee, or any other Person acting on behalf the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured, the result of which would have a Material Adverse Effect.

6.21.    PROXY STATEMENT AND REQUIRED VOTE

         The Company Proxy Statement relating to the Special Meeting will not, at the dates mailed to the holders of Common Stock of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

6.22.    YEAR 2000 COMPLIANCE

         The computer systems of the Company (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment) are Year 2000 Compliant or will be Year 2000 Compliant by August 31, 1999 except where the failure to be Year 2000 Compliant would not have a Material Adverse Effect.

6.23.    NO BROKERS OR FINDERS

         Except as set forth on Schedule 6.23, no agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of the Company or any Subsidiary in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

7.       REPRESENTATIONS OF THE PURCHASER

7.1.     AUTHORIZATION, ETC.

         Charterhouse is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Charterhouse represents that this Agreement and the Other Agreements to which it is or becomes a party, has been duly authorized by all necessary organizational action on the part of it, and this Agreement and the Other Agreements to which it is or becomes a party, constitutes, and upon execution and delivery by the Company of this Agreement and the Other Agreements, will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.2.     PURCHASE FOR INVESTMENT

         Charterhouse represents that it is purchasing the Debentures for investment purposes, for its own account or for one or more separate accounts maintained by it and not with a view to the distribution thereof, provided that the disposition of its property shall at all times be within its control. Charterhouse acknowledges that the Debentures have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Debentures. Charterhouse is an "Accredited Investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

8.       INFORMATION AS TO THE COMPANY

8.1.     FINANCIAL AND BUSINESS INFORMATION

         The Company shall deliver to each holder of a minimum of $5,000,000 in principal amount of the Debentures:

         (a) Monthly Statements -- promptly after delivery of such reports to management:

                  (i) duplicate copies of preliminary flash financial reports prepared monthly in the normal course of business for Company management and/or board of directors with respect to the Company's operations by region and business segment; and

                  (ii) duplicate copies of operational summaries prepared monthly in the normal course of business for Company management and/or board of directors with respect to the Company's regional and geographical results of operations;

         (b) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and

                  (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (if applicable) all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 8.1(b);

         (c) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year (if applicable) all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion, provided that the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's Annual Report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
Section 8.1(c);

         (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

         (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (f) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer knows of the occurrence of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, any Subsidiary or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, where any reportable event, as defined in section 4043(c) of ERISA and the regulation thereunder, has occurred for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                  (ii) where any proceeding under section 4042 of ERISA has occurred for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, any Subsidiary or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) the incurrence of any Material liability by the Company, any Subsidiary or any ERISA Affiliate pursuant to ERISA, including Title I or IV of ERISA, or the penalty or excise tax provisions of the Code relating to employee benefit plans, or the imposition of any Material Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to ERISA or the Code or such penalty or excise tax provisions;

         (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement, the Other Agreements to which it is a party and the Debentures as from time to time may be reasonably requested by any such Holder of Debentures.

8.2.     INSPECTION

         The Company shall permit the representatives of each Holder of a minimum of $5,000,000 in principal amount of Debentures at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Significant Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, during normal business hours and with prior notice; provided, however, that each Holder agrees to conduct, and the Company shall be required to pay the Holder's expenses, only for such visits, inspections, examinations, copies and discussions as are reasonably necessary to keep the Holder informed of the Company's affairs, finances and accounts.

9.       OPTIONAL REDEMPTION OF THE DEBENTURES

         9.1. OPTIONAL REDEMPTION

         If at any time following the fifth anniversary of the First Issue Date, the average of the closing prices of the Common Stock on the NASDAQ/NMS (or such other national market system or exchange on which such shares are then listed, traded or quoted) exceeds, for a period of 30 consecutive trading days, 150.0% of the Conversion Price, the Company may, at any time, after such 30th consecutive trading day give notice (in accordance with Section 9.2 below) to the Holders that it wishes to redeem the outstanding Debentures in whole but not in part at a redemption price equal to 100% of the principal amount of such Debentures, together with accrued interest to the Redemption Date (as defined in Section 9.2), subject to any Holder's right to first convert the Debentures into Common Stock pursuant to Section 10.2 hereof.

         9.2.  ELECTION TO REDEEM; NOTICE TO HOLDERS

         The Company shall give each Holder of Debentures written notice of an optional redemption pursuant to Section 9.1 hereof not less than 30 days prior to the date fixed for such redemption (the "Redemption Date"), specifying the Redemption Date and the redemption price. During such 30-day period and on or prior to the Business Day preceding the Redemption Date, a Holder of Debentures may inform the Company of its intent to exercise the Holder's right to convert the Debentures into Common Stock. If such notice is given, the conversion of the Debentures will be carried out in accordance with the provisions of Section 10 of this Agreement.

         9.3.  DEBENTURES PAYABLE ON REDEMPTION DATE

         Notice of redemption having been given, the Debentures shall, on the Redemption Date, become due and payable at 100% of the principal amount of such Debentures plus accrued interest to the Redemption Date, and from and after such date (unless the Company shall default in the payment of such principal and accrued interest) such Debentures shall cease to bear interest. The Company will promptly cancel all Debentures redeemed by it and no Debentures may be issued in substitution or exchange for any such Debenture.

10.      OPTIONAL CONVERSION

10.1.    INTENTIONALLY OMITTED

10.2.    CONVERSION BY THE HOLDER

         10.2.1 Subject to and upon compliance with the provisions of this Section, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the tenth anniversary of the First Issue Date. In case the Debentures are called for redemption by the Company pursuant to Section 9, such conversion right in respect of the Debentures shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless
(i) notice of conversion under Section 10.2.2 has been given by the Holder prior to such time, or (ii) the Company defaults in making the payment due upon redemption.

         10.2.2 The Holder of any Debenture wishing to exercise the conversion privilege shall give the Company irrevocable written notice of such election at least 5 Business Days prior to the Business Day designated in such notice as the date of conversion (the "Conversion Date"). Such notice shall also specify the principal amount of Debentures to be converted. The Holder of any Debenture to be converted shall, on or before the Conversion Date, surrender such Debenture, duly endorsed or assigned to the Company or in blank, at the principal executive office of the Company. Except as provided in Section 10.3.2, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         10.2.3 In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new Debenture(s) of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

10.3.    CONVERSION PRICE

         10.3.1 The price at which shares of Common Stock shall be delivered upon conversion shall be initially $15.00 per share of Common Stock (the "Conversion Price"). The Conversion Price shall be adjusted in certain instances as provided in paragraphs 10.5.1 through 10.5.6 of Section 10.5.

         10.3.2 In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose maturity is prior to such Interest Payment
Date), interest that is due shall be prorated to the Conversion Date and payable on such Conversion Date in the manner provided in the second paragraph of
Section 16.3 of this Agreement to the Person in whose name that Debenture is registered at the close of business on such Regular Record Date.

         10.3.3 Debentures shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the holders of such Debentures as holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 10.4.

10.4.    FRACTIONS OF SHARES

         No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so converted. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture(s) (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock at the close of business on the Conversion Date.

10.5.    ADJUSTMENT OF CONVERSION PRICE

          10.5.1 SPECIAL DEFINITIONS. For purposes of this Section 10.5, the following definitions shall apply:

                  (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

                  (b) "Convertible Securities" shall mean any evidence of Indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                  (c) "Additional Common Stock" shall mean all Common Stock issued (or, pursuant to Section 10.5.2, deemed to be issued) by the Company after the First Issue Date, other than Common Stock issued or issuable:

                           (i) upon conversion of the Debentures;

                           (ii) to officers, directors or employees of, or consultants to, the Company pursuant to the stock option plans listed on Schedule 6.3.2 (c);

                           (iii) for which adjustment of the Conversion Price is made pursuant to Section 10.5.7;

                           (iv) in an underwritten public offering registered under the Securities Act; and

                           (v) as part of the consideration to be paid by the Company for the acquisition of stock or assets of another entity.

         10.5.2 In the event the Company at any time or from time to time after the First Issue Date shall issue any Options or Convertible Securities with an exercise price or conversion price that is less than both (i) the Conversion Price then in effect and (ii) 90% of the current market price (as determined as provided in Section 10.5.10) or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock (subject to the limitations of Section 10.5.1(c) hereof), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares of Additional Common Stock are deemed to be issued, no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         10.5.3 In case the Company shall, at any time after the First Issue Date, issue Additional Common Stock without consideration or for a consideration per share less than 90% of the current market price (determined as provided in Section 10.5.10) per share of the Common Stock on the date of such issue or be deemed to have issued Additional Common Stock pursuant to Section 10.5.2, then and in such event the then current Conversion Price shall be reduced, concurrently with such issue, to a new Conversion Price (calculated to the nearest cent) determined by multiplying the then current Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Additional Common Stock so issued would purchase at the current market price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of such Additional Common Stock so issued (or deemed to have been issued); and provided further that, for the purposes of this Section 10.5.3, all shares of Common Stock issuable upon conversion of all outstanding Debentures immediately prior to such issue of Additional Common Stock shall be deemed to be outstanding.

         10.5.4 For purposes of this Section 10.5, the consideration received by the Company for the issue of any shares of Additional Common Stock shall be computed as follows:

                  (a) Cash and Property.  Such consideration shall:

                           (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                           (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Company Board; and

                           (iii) in the event Additional Common Stock is issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Company Board.

                  (b) Options and Convertible Securities. The consideration per share received by the Company for shares of Additional Common Stock deemed to have been issued pursuant to Section 10.5.2, relating to Options and Convertible Securities shall be determined by dividing:

                           (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                           (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         10.5.5 In case the Company shall, at any time after the First Issue Date, pay or make an extraordinary dividend or other distribution payable in shares of Common Stock on any class of capital stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         10.5.6 In case the Company shall, at any time after the First Issue Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 10.5.10) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. For the purposes of this Section 10.5.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If any such rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

         10.5.7 In case outstanding shares of Common Stock shall, at any time after the First Issue Date, be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced (calculated to the nearest cent), and, conversely, in case outstanding shares of Common Stock shall each be combined (calculated to the nearest cent) into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         10.5.8 In case the Company shall, at any time after the First Issue Date, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets or shares of capital stock other than Common Stock (excluding any dividend or distribution paid in cash out of the retained earnings of the Company or any dividend or distribution referred above), the Conversion Price shall be adjusted (calculated to the nearest cent) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 10.5.10) of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         10.5.9 The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 10.12 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 10.5.8), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 10.5.7).

         10.5.10 For the purpose of any computation under paragraphs 10.5.3,
10.5.6 and 10.5.8 of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Business Days before the day in question. The closing price for each day shall be the closing price for such day reported in The Wall Street Journal or, if not so reported, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ/NMS or, if the Common Stock is not listed or admitted to trading or quoted on such National Market System, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

10.6.    NOTICE OF ADJUSTMENTS OF CONVERSION PRICE

         Whenever the Conversion Price is adjusted as herein provided:

         10.6.1 the Company shall compute the adjusted Conversion Price in accordance with Section 10.5 and shall prepare a certificate signed by a Senior Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of the Debentures pursuant to Section 15; and

         10.6.2 a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company together with a copy of the certificate prepared in accordance with
Section 10.6.1 to all holders at their last addresses as they shall appear in the Debenture Register.

10.7.    NOTICE OF CERTAIN CORPORATE ACTION

         In case:

         10.7.1 the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than in connection with the adoption of a shareholder rights plan); or

         10.7.2 of any reclassification of the Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than issuances of Common Stock which require stockholder approval pursuant to the rules of the NASDAQ/NMS), or of the sale or transfer of all or substantially all of the assets of the Company; or

         10.7.3 of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures pursuant to Section 15, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause 10.7.1 above) prior to the applicable record or effective date hereinafter specified, a notice describing such event in reasonable detail and stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

10.8.    COMPANY TO RESERVE COMMON STOCK

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures.

10.9.    INTENTIONALLY OMITTED

10.10.   COVENANT AS TO COMMON STOCK

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will, upon issuance, be fully paid and nonassessable and the Company will pay all taxes (including transfer and stamp), liens and charges with respect to the issue thereof.

10.11.   CANCELLATION OF CONVERTED DEBENTURES

         All Debentures delivered for conversion shall be delivered to and canceled by the Company.

10.12.   PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS

         In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Agreement providing that the holder of each Debenture then outstanding shall have the right thereafter, during the period that such Debenture shall be convertible as specified in Section 10.2, to convert such Debenture into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplement to this Agreement shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplement to this Agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The above provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, sales or transfers.

11.      AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Debentures are outstanding:

11.1.    COMPLIANCE WITH LAW

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

11.2.    INSURANCE

         The Company will maintain, with reputable insurers, insurance with respect to the properties and businesses of the Company and its subsidiaries against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the industry.

11.3.    MAINTENANCE OF PROPERTIES

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective Material Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

11.4.    PAYMENT OF TAXES

         The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

11.5.    CORPORATE EXISTENCE, ETC.

         Except as provided in Section 12.1, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 12.1, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged or consolidated into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

11.6. REPURCHASE OF THE DEBENTURES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

         11.6.1 Upon the occurrence of a Change of Control, the Company shall make an offer (subject only to conditions required by applicable law, if any) to each Holder (the "Change of Control Offer"), to repurchase for cash all or any part of such holder's Debentures on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control, at the Change of Control Purchase Price specified below, plus accrued and unpaid interest to the Change of Control Purchase Date, and each Holder shall have the right, at such Holder's option, to tender such Holder's Debentures to the Company on the terms set forth in the Change of Control Offer. The Change of Control Offer shall be made within 10 Business Days following a Change of Control, and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly, but, in any event, no later than 60 Business Days from the Change of Control, shall purchase all Debentures properly tendered in response to the Change of Control Offer and each Holder who has given a notice pursuant to this
Section 11.6.1 that such Holder desires to accept the Change of Control Offer for all or part of such Holder's Debentures shall be obligated to tender and sell such Debentures to the Company pursuant to such Offer.

         11.6.2 As used herein, a "Change of Control" means:

                  (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

                  (ii) any "person" or "group," becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, or

                  (iii) during any period of 12 consecutive months after the First Issue Date, individuals, together with successors selected by such individuals, who at the beginning of any such 12-month period constituted the Board of Directors of the Company cease for any reason (other than a planned retirement) to constitute a majority of the Board of Directors of the Company then in office, as applicable.

         The "Change of Control Purchase Price" means

                  (i) 106.5% of the principal amount of the Debentures, if a Change of Control occurs on or prior to the fifth anniversary of the First Issue Date.

                  (ii) 103% of the principal amount of the Debentures, if a Change of Control occurs after the fifth anniversary of the First Issue Date.

         11.6.3 On or before the Change of Control Purchase Date, the Company will (i) accept for payment the Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) promptly pay the holders of Debentures so accepted an amount equal to the

Change of Control Purchase Price (together with accrued and unpaid interest, if any), and (iii) authenticate and deliver to such holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered.

11.7.    DEBENTURES SUBORDINATE TO SENIOR OBLIGATIONS

         The Company covenants and agrees, and each holder of a Debenture, by acceptance thereof, likewise covenants and agrees (i) that, to the extent and in the manner set forth in this Section 11.7, the Company's Senior Obligations (as defined in Section 11.7.4), if any, will be senior in right of payment to the Debentures, and (ii) that the subordination provisions set forth in this Section
11.7 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Obligation, and each holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

         11.7.1 As used herein, "senior in right of payment to the Debentures" means that:

                  (i) no part of the Debt shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

                  (ii) unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, no Holder will take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debt; provided, however, that (x) so long as no default exists in the payment of any principal of or premium, if any, or interest on any Senior Obligations, the Company may make, and the Holders may receive, scheduled payments on account of the Debt in accordance with the terms hereof, except if a default in the performance or observance of any term or condition relating to any Senior Obligations (other than a default in the payment of any principal of or premium, if any, or interest on the Senior Obligations) has occurred and is continuing that permits the holders of the Senior Obligations to declare such Senior Obligations to be due and payable, any Designated Holder of Senior Obligations (as defined in Section 11.7.6) may give notice (a "Senior Blockage Notice") to the Company (provided, however, no more than one Senior Blockage Notice may be given during any 360 consecutive day period) that until all Senior Obligations are paid in full, no scheduled payments (whether in cash or securities, but excluding additional Debentures) may be made by the Company on account of the Debt during the period ("Senior Blockage Period") commencing on the date of such Senior Blockage Notice and ending on the earliest of: (A) 180 days after the date of such Senior Blockage Notice; (B) the date such default is cured or waived; and (C) the date that the holders of the Senior Obligations shall have given notice to the Company of termination of the Senior Blockage Period, and except when a default in the payment of any principal of, premium if any, or interest on the Senior Obligations has occurred and is continuing or would result therefrom, (y) at any time Debentures may be converted in accordance with the terms hereof, and (z) upon the acceleration of the maturity of any Senior Obligations, the Holders may accelerate the scheduled maturities of the Debentures if and to the extent permitted hereby at such time but such acceleration shall not give (i) any Holder any right to take, demand (including by means of any legal action) or receive from the Company, or (ii) the Company the right to make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debentures unless and until the Senior Obligations have been paid in full.

         11.7.2 Any payment or distribution by the Company to which any Holder would be entitled except for the provisions hereof (whether in cash or securities, but excluding additional Debentures) shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Holder.

         11.7.3 The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash of all of the Senior Obligations; and the expression "any cash payment of or security for the whole or any part of the Debt" and any other similar terms or phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as the Debentures are so subordinated as provided in this Section 11.7. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section
12.1 shall not be deemed a "proceeding" for the purposes of this Section 11.7 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 12.1.

         11.7.4 As used herein, "Senior Obligations" shall mean collectively all obligations of the Company (i) under or in connection with the Senior Credit Agreement (as defined below) and the other "Loan Documents" referred to in the Senior Credit Agreement; (ii) to any Bank (as defined below) or any affiliate of a Bank under or in connection with (x) any interest rate, currency or commodity swap agreement, cap agreement or collar agreement or any other agreement or arrangement designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices, or (y) any purchase card or credit card issued by such Bank or such affiliate, (iii) to any Bank or any affiliate of any Bank under or in connection with any other credit arrangement (including without limitation any lease by such Bank or such affiliate, any guaranty issued by the Company in favor of such Bank or such affiliate and any deposit account services (including in respect of any overdraft) if such obligation is secured by the assets of the Company; and (iv) under or in connection with any other secured Indebtedness of the Company having an initial principal amount in excess of $5,000,000 which by its express terms states that it is a "Senior Obligation"; in each case (a) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, and (b) whether on account of principal, premium, interest (including, without limitation, interest accruing after the maturity date of any Senior Obligation and interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses or otherwise. For purposes of the foregoing, "Senior Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 30, 1998 among the Company, various financial institutions and Bank of America National Trust and Savings Association, as Agent, as amended, restated or otherwise modified from time to time, together with any replacement or refinancing thereof; and "Bank" means any bank, insurance company, mutual fund or other financial institution which from time to time is a party to the Senior Credit Agreement.

         11.7.5 As used herein, "Debt" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Debenture and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations in respect of the Debentures, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, rights to rescission, fees, indemnities, costs, expenses or otherwise.

         11.7.6 As used herein, "Designated Holder of Senior Obligations" means
(i) the Agent under the Senior Credit Agreement or (ii) any holder of Senior Obligations (or representative of holders of Senior Obligations) in an initial aggregate principal amount of $20,000,000 or more (excluding Senior Obligations under the Senior Credit Agreement).

         11.7.7 Any Designated Holder of Senior Obligations is hereby authorized to (i) file an appropriate claim for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper claim or proof of claim in the form required in any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company at least 30 days before the expiration of the time to file such claim or proof of claim and (ii) file an appropriate ballot for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper ballot in any such proceeding in the form required at least 10 days before the expiration of the time to file such ballot.

         11.7.8 If any Event of Default shall occur and be continuing, the Holders shall not, without the prior written consent of the agent under the Senior Credit Agreement (the "Agent"), accelerate the maturity of any Debt, or institute proceedings to enforce or collect any Debt, or commence or join with any other creditor of the Company in commencing any bankruptcy, insolvency, reorganization or similar proceeding against the Company, or otherwise exercise any right or remedy in respect of the Debt, except after the first to occur of a Standstill Termination Event or the 30th day following the giving of notice of such Event of Default to the Agent by a Holder. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon (1) commencement of a bankruptcy, insolvency, reorganization or similar proceeding by or against the Company (provided that if such proceeding is instituted against the Company, a Standstill Termination Event shall only be deemed to occur in respect thereof if such proceeding has not been dismissed within 60 days of commencement thereof or if the Company acquiesces thereto) or (2) the acceleration of the maturity of any Senior Obligations.

         11.7.9 The Holders agree with and for the benefit of each holder of Senior Obligations that no provision of this Section 11.7 may be amended or otherwise modified, and no other provision of this Agreement may be amended or otherwise modified in any manner which is adverse to the holders of the Senior Obligations, without (in each case) the prior written consent of all Designated Holders of Senior Obligations.

12.      NEGATIVE COVENANTS

         The Company covenants that so long as any of the Debentures are outstanding:

12.1.    MERGER, CONSOLIDATION, ETC.

         The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         12.1.1 the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Debentures its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Debentures; and

         12.1.2 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 12.1 from its liability under this Agreement, the Other Agreements to which the Company is a party or the Debentures.

12.2.    NO DIVIDENDS

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or pay any dividend or make any distribution on account of the capital stock (including all shares, interests, participations, rights or other equivalents of corporate stock) of the Company or any of its Subsidiaries (other than dividends or distributions payable to the Company or any of its Subsidiaries and other than dividends or distributions in connection with a shareholder rights plan).

12.3.    FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF

         DEBENTURES

         The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the holders of the Debentures to convert the Debentures into Common Stock.

13.      EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or premium on any Debenture when the same becomes due and payable; or

                  (b) the Company defaults in the payment of any interest on any Debenture for more than ten Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 12.1; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13 and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Debenture (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 13); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or the Other Agreements to which the Company is a party proves to have been false or incorrect in any material respect on the date as of which made if a date is specified, or as of the respective Closings; or

                  (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) (i) with respect to any Plan, a prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA shall occur which has a reasonable likelihood of resulting in direct or indirect liability to the Company, (ii) with respect to any Plan subject to Title IV of ERISA, the filing of a notice by the Company or an ERISA Affiliate to voluntarily terminate any such Plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Company or any ERISA Affiliate shall incur any withdrawal liability in excess of $50,000 or (iv) with respect to any Plan subject to Title IV of ERISA, the Company or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the Internal Revenue Service, provided that an event listed in clauses (i) through
         (iv) hereof shall constitute an Event of Default only if it has a Material Adverse Effect.

14.      REMEDIES ON DEFAULT, ETC.

14.1.    ACCELERATION.  Subject to Section 11.7.

         (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 13 has occurred, all the Debentures then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holder(s) may at any time at its or their option, by notice or notices to the Company, declare all the Debentures then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 13 has occurred and is continuing, any holder or holders of Debentures at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Debentures held by it or them to be immediately due and payable.

         Upon any Debentures becoming due and payable under this Section 14.1, whether automatically or by declaration, such Debentures will forthwith mature and the entire unpaid principal amount of such Debentures, plus all accrued and unpaid interest thereon to the date of payment of the principal thereof shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

14.2.    OTHER REMEDIES

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Debentures have become or have been declared immediately due and payable under Section 14.1, the Required Holder(s) may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Notwithstanding the foregoing, the holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Debenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

14.3.    RESCISSION

         At any time after any Debentures have been declared due and payable pursuant to clause (b) of Section 14.1, the holders of not less than 25% in principal amount of the Debentures then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Debentures, all principal of and premium, if any, on any Debentures that are due and payable other than by reason of such declaration and are unpaid, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Debentures, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 20, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Debentures. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

14.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Debenture in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Debenture upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay to the holder of each Debenture on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection proceeding under this Section 14, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF DEBENTURES

15.1.    REGISTRATION OF DEBENTURES

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Debentures (the "Debenture Register"). The name and address of each holder of one or more Debentures, each transfer thereof and the name and address of each transferee of one or more Debentures shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of at least 5% of the original aggregate principal amount of

Debentures promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Debentures.

15.2.    TRANSFER AND EXCHANGE OF DEBENTURES

         The Debentures are subject to restrictions upon transfer. As long as such restrictions on transfer are complied with, upon surrender of any Debenture at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Debenture or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Debenture or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Debentures (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture. Each such new Debenture shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Debenture shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest shall have been paid thereon; provided, however, that the aggregate amount of interest payable during any quarter with respect to any transferred Debenture shall in no event exceed the amount of interest that would have been payable during such quarter with respect to such Debenture absent such transfer. Debentures shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Debentures, one Debenture may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Debenture registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 7.2.

15.3.    REPLACEMENT OF DEBENTURES

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Debenture, and:

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

         (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Debenture, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Debenture or dated the date of such lost, stolen, destroyed or mutilated Debenture if no interest shall have been paid thereon.

16.      PAYMENTS ON DEBENTURES

16.1.    PLACE OF PAYMENT

         Subject to Section 16.2, payments of principal and interest becoming due and payable on the Debentures shall be made in Albany, New York, at the principal office of the Company. The Company may at any time, by notice to each holder of a Debenture, change the place of payment of the Debentures so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

16.2.    HOME OFFICE PAYMENT

         So long as Charterhouse or Charterhouse's nominee shall be the registered holder of any Debenture, and notwithstanding anything contained in
Section 16.1 or in such Debenture to the contrary, the Company will pay all sums becoming due on such Debenture for principal, premium, if any, and interest by the method and at the address as Charterhouse shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Debenture or the making of any notation thereon, except that, in order to receive payment or prepayment in full of any Debenture, Charterhouse shall surrender such Debenture for cancellation to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Debenture held by Charterhouse or Charterhouse's nominee Charterhouse will surrender such Debenture to the Company in exchange for a new Debenture(s) pursuant to Section 15.2.

16.3.    INTEREST

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30- day months at a rate of 8% per annum from the Issue Date, payable in equal quarterly installments on each Interest Payment Date of each year (or such prorated amount as may be applicable with respect to the first payment) until the principal on the Debentures becomes due and payable. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 10% per annum (the "Default Rate").

         From the Issue Date through and including the day after the first Interest Payment Date following the fifth anniversary of the Issue Date, such interest shall be paid on each Interest Payment Date by the issuance to the Holder of additional Convertible Debentures in the principal amount of the interest payable on such Interest Payment Date. After the first Interest Payment Date following the fifth anniversary of the Issue Date, such interest shall be paid in either (I) additional Convertible Debentures in the principal amount of the interest payable on such Interest Payment Date or (ii) cash; the method of payment to be determined by the Company in its discretion.

17.      EXPENSES, ETC.

17.1.    TRANSACTION EXPENSES

         Notwithstanding the provisions of Sections 4.1.1(a) or 4.1.1(b) (unless Charterhouse's failure to pay the purchase price as provided therein is due to a failure by Charterhouse to satisfy its conditions) the Company will promptly pay all reasonable out-of-pocket fees and expenses incurred by Charterhouse in connection with the transactions contemplated hereby (including the reasonable fees and expenses of a special counsel, accountants and other representatives engaged by Charterhouse in connection with such transactions)("Transaction Fees") up to a maximum of $500,000, whether or not this Agreement is terminated prior to the First Closing or the Second Closing. The Transaction Fees in connection with any amendments, waivers or consents under or in respect of this Agreement, the Other Agreements or the Debentures (whether or not such amendment, waiver or consent becomes effective) or in connection with any required any HSR Act filing by Charterhouse, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Debentures or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Debentures, or by reason of being a holder of any Debenture, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Debentures shall not be subject to the $500,000 cap. The Company will pay, and will save Charterhouse and each other holder of a Debenture harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by Charterhouse), its investment advisors and its counsel, and any filing fees payable by the Company in connection with any filings or submissions required under the HSR Act. At each Closing under this Agreement, the Company will pay to Charterhouse Group International, Inc. a fee in the amount of 1% of the principal amount of the Debentures issued at such Closing.

17.2.    SURVIVAL

         The obligations of the Company under this Section 17 will survive the payment or transfer of any Debenture, the enforcement, amendment or waiver of any provision of this Agreement or the Debentures, and the termination of this Agreement.

18.      INDEMNIFICATION

18.1.    INDEMNIFICATION BY THE COMPANY

         18.1.1 From and after the Closing, the Company shall indemnify and hold each Charterhouse entity, its Affiliates, and their respective directors, officers, employees, share holders, partners, agents, successors and assigns (collectively, "Charterhouse Claimants" and individually, a "Charterhouse Claimant") harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including without limitation reasonable attorneys' fees and expenses) (collectively,

"Claims") asserted against, imposed upon or incurred by the Charterhouse Claimants resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty of the Company contained herein; and/or (ii) any breach of any covenant or obligation of the Company contained herein. The Charterhouse Claimant's right to indemnification shall not be limited or affected in any way by any pre-Closing investigation by Charterhouse.

         INDEMNIFICATION BY CHARTERHOUSE

         18.1.2 From and after the Closing, Charterhouse shall indemnify and hold the Company, its Affiliates and their respective directors, officers, employees, shareholders, partners, agents, successors and assigns (collectively, the "Company Claimants" and individually, a "Company Claimant") harmless from and defend each of them from and against any and all Claims asserted against, imposed upon or incurred by the Company Claimants resulting from or arising out of any inaccuracy or breach of any representation or warranty of Charterhouse in
Section 7 hereof.

18.2.    TERMS AND CONDITIONS OF INDEMNIFICATION

         18.2.1 The respective obligations and liabilities of the Company and Charterhouse (each, an "indemnifying party") to indemnify pursuant to this
Section 18 shall be subject to the following terms and conditions:

         (a) The party seeking to be indemnified (the "Indemnified Party") shall give the indemnifying party prompt written notice of any such claim. The Indemnified Party's failure to give prompt notice, however, shall not serve to eliminate or limit the Indemnified Party's right to indemnification hereunder except to the extent such failure materially prejudices the rights of the indemnifying party.

         (b) The obligations and liabilities of the indemnifying party to indemnify pursuant to this Section 18 in respect of any Claim by a third party shall be subject to the following additional terms and conditions:

                  (i) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing reasonably satisfactory to the Indemnified Party, the defense, compromise, and settlement of such Claim.

                  (ii) In the event that the indemnifying party shall elect not to undertake such defense, or within a reasonable time after notice of any such claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party.

         18.2.2 Notwithstanding anything in this Section 18 to the contrary, (A) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at the cost and expense of the indemnifying party, to participate in the defense, compromise or settlement of the Claim, (B) the indemnifying party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claiming party or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim, and (C) in the event that the indemnifying party undertakes defense of any Claim, the Indemnified Party by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such claim (other than any claim for money damages with respect to which the indemnifying party has agreed to indemnify the Indemnified Party) and the indemnifying party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim, subject to the execution and delivery of a mutually satisfactory joint defense agreement.

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Debentures, the purchase or transfer by Charterhouse of any Debenture or portion thereof or interest therein and the payment of any Debenture, and may be relied upon by any Permitted Transferee of a Debenture, regardless of any investigation made at any time by or on behalf of Charterhouse or any Permitted Transferee of a Debenture until 30 days after Charterhouse receives the audited financial statements of the Company for the year ended December 31, 1999. All statements contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Other Agreements and the Debentures embody the entire agreement and understanding between Charterhouse and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

20.      AMENDMENT AND WAIVER

20.1.    REQUIREMENTS

         This Agreement, the Other Agreements and the Debentures may be amended, and the observance of any term hereof, of the Other Agreements or of the Debentures may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 4, 5, 6.18, 9, 11.6, 11.7, 16.3, 18 or 24 or any defined term (as it is used therein), will be effective as to Charterhouse unless consented to by Charterhouse in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Debenture at the time outstanding affected thereby: (I) subject to the provisions of Section 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Debentures, (ii) change the percentage of the principal amount of the Debentures the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10, 13, 14, 20 or 23 hereof.

20.2.    SOLICITATION OF HOLDERS OF DEBENTURES

         20.2.1 Solicitation. The Company will provide each holder of Debentures (irrespective of the amount of Debentures then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Debentures. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Debentures promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Debentures.

         20.2.2 Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Debentures as consideration for or as an inducement to the entering into by any holder of Debentures of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Debentures then outstanding that consent thereto.

20.3.    BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 20 applies equally to all holders of Debentures and is binding upon them and upon each future holder of any Debenture and upon the Company without regard to whether such Debenture has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Debenture nor any delay in exercising any rights hereunder or under any Debenture shall operate as a waiver of any rights of any holder of such Debenture. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

20.4.    DEBENTURES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Debentures then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Debentures, or have directed the taking of any action provided herein or in the Debentures to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Debentures then outstanding, Debentures directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

21.      NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to Charterhouse or Charterhouse's nominee, c/o Charterhouse Group International, Inc. 535 Madison Avenue, New York, NY 10022 Attention: President, with a copy to:

                  Stephen W. Rubin, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036

                  (ii) if to any other holder of any Debenture, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of President, or at such other address as the Company shall have specified to the holder of each Debenture in writing, with a copy to:

                  Karen A. Dewis, Esq.
                  McDermott Will & Emery
                  600 13th Street, N.W.
                  Washington, DC 20005

Notices under this Section 21 will be deemed given only when actually received.

22.      REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Charterhouse at the Closings (except the Debentures themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Charterhouse, may be reproduced by Charterhouse by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Charterhouse may destroy any original document so reproduced.

23.      STOCKHOLDER APPROVALS, ETC.

         23.1. The Company shall take all action necessary, in accordance with applicable law, the Company Charter and its By-laws, to duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable after the date on which the definitive Company Proxy Statement has been mailed to the Company's stockholders for the purpose of considering and approving the 20% Issuance. The Company Board will recommend that holders of Common Stock vote in favor of the 20% Issuance at the Special Meeting.

         23.2. In connection with the Special Meeting, the Company (i) will as promptly as practicable prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its stockholders of the 20% Issuance (including, without limitation, securing the services of a firm of proxy solicitors reasonably acceptable to Charterhouse), and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Company will provide Charterhouse with a copy of the preliminary proxy statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Charterhouse in connection therewith. The Company will notify Charterhouse promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Charterhouse with copies of all written correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or this Agreement. If at any time prior to the Special Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

         24.      SUBSTITUTION OF PURCHASER

         Charterhouse shall have the right to substitute any one of Charterhouse's Affiliates as the purchaser of the Debentures that Charterhouse has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both Charterhouse and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and the Other Agreements to which Charterhouse is a party and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
7. Upon receipt of such notice, wherever the word "Charterhouse" is used in this Agreement (other than in this Section 24), such word shall be deemed to refer to such Affiliate in lieu of Charterhouse, provided, however, that substitution of Charterhouse's Affiliate shall not release Charterhouse from any liability under this Agreement. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to Charterhouse all of the Debentures then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Charterhouse" is used in this Agreement (other than in this Section 24), such word shall no longer be deemed to refer to such Affiliate, but shall refer to Charterhouse, and Charterhouse shall have all the rights of an original holder of the Debentures under this Agreement.

25.      MISCELLANEOUS

25.1.    SUCCESSORS AND ASSIGNS

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective permitted successors and assigns (including, without limitation, any Permitted Transferee of a Debenture) whether so expressed or not.

25.2.    PAYMENTS DUE ON NON-BUSINESS DAYS

         Anything in this Agreement or the Debentures to the contrary notwithstanding, any payment of principal of or premium or interest on any Debenture that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

25.3.    SEVERABILITY

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4.    CONSTRUCTION

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5.    COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

25.6.    GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  All

actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Federal or State court located in the Borough of Manhattan in the City and State of New York and the parties hereto consent to jurisdiction before and waive any objections to the venue of such New York and Federal courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

25.7.    FURTHER ASSURANCES

         Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement. In that regard, the Company agrees to cooperate with Charterhouse with respect to any filing required pursuant to the HSR Act.

         If Charterhouse is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between Charterhouse and the Company.

                                         Very truly yours,

                                         UNITED ROAD SERVICES, INC.

                                         By:   ______________________________
                                               Name:     ________________
                                               Title:    ________________

The foregoing is hereby
agreed to as of the
date thereof.

CHARTER URS LLC

By:   ______________________________
      Name:
      Title:

                                                                      SCHEDULE A

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "20% ISSUANCE" is defined in Section 5.2.

         "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "BUSINESS DAY" means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CHANGE OF CONTROL" is defined in Section 11.6.

         "CHANGE OF CONTROL OFFER" is defined in Section 11.6.

         "CHANGE OF CONTROL OFFER PERIOD" is defined in Section 11.6.

         "CHANGE OF CONTROL PURCHASE DATE" is defined in Section 11.6.

         "CHANGE OF CONTROL PURCHASE PRICE" is defined in Section 11.6.

         "CHARTERHOUSE" is defined in the preamble.

         "CLOSINGS" means the First Closing and the Second Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMMON STOCK" is defined in Section 6.3.

         "COMPANY" means United Road Services, Inc., a Delaware corporation.

         "COMPANY BOARD" means the Board of Directors of the Company.

         "COMPANY PREFERRED STOCK" is defined in Section 6.3.

         "CONVERSION DATE" is defined in Section 10.2.

         "CONVERSION PRICE" is defined in Section 10.3.

         "DEBENTURES" is defined in Section 1.

         "DEBENTURE REGISTER" is defined in Section 15.1.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" is defined in Section 16.3.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any entity (whether or not incorporated) that is or was, within the preceding six years treated as a single employer together with the Company (or any of its predecessors) under section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "EVENT OF DEFAULT" is defined in Section 13.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIRST CLOSING" is defined in Section 4.1.

         "FIRST ISSUE DATE" is defined in Section 4.1.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

         (a)      the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Significant Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Significant Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (I) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HOLDER" or "HOLDERS" means, with respect to any Debenture, the Person in whose name such Debenture is registered in the register maintained by the Company pursuant to Section 15.1.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

         "INTEREST PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

         "INVESTORS AGREEMENT" means the Investors Agreement, to be entered into and dated as of the date hereof, between the Company and Charterhouse, as amended, supplemented, changed or modified from time to time.

         "ISSUE DATE" means the First Issue Date or the Second Issue Date, as the case may be.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "LOCKUP AGREEMENT" means the Lockup Agreement dated as of the date hereof between Charterhouse and Edward T. Sheehan.

         "MATERIAL" means material in relation to the business, operations, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Other Agreements to which it is a party and the Debentures, or (c) the validity or enforceability of this Agreement, the Other Agreements to which it is a party or the Debentures.

         "MCDERMOTT WILL" is defined in Section 5.1.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NASDAQ/NMS" means the National Association of Securities Dealers Automated Quotations National Market System.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" means the Investors Agreement, the Registration Rights Agreement, the Lockup Agreement, the Voting Agreements and the Side Letter from

Charterhouse to the Company dated of even date herewith.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERMITTED TRANSFEREE" is defined in the Investors Agreement.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding six years, has been established or maintained, or to which contributions are or, within the preceding six years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROSKAUER" is defined in Section 4.1.

         "REAL PROPERTY" means any real property presently or formerly owned, used, leased, occupied, managed or operated by the Company.

         "REDEMPTION DATE: is defined in Section 9.2.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and Charterhouse, as amended, supplemented, changed or modified from time to time.

         "REGULAR RECORD DATE" means the date that is fifteen days prior to an Interest Payment Date.

         "REQUIRED HOLDER(S)" means, at any time, the holder(s) of at least 50% in principal amount of the Debentures at the time outstanding (exclusive of Debentures then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECOND CLOSING" is defined in Section 4.2.

         "SECOND ISSUE DATE" is defined in Section 4.2.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

         "SPECIAL MEETING" is defined in Section 5.2.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "TAX RETURN" means each and every report, return, declaration, information return, statement or other information required to be supplied to a taxing or governmental authority with respect to any Tax or Taxes, including without limitation any combined or consolidated return for any group of entities including the Company.

         "TAXES" (or "TAX" where the context requires) means all national, local, foreign and other taxes (including, without limitation, income, profits, value added, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related and property taxes and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including without limitation interest, additions to tax or interest, charges and penalties with respect thereto, and expenses associated with contesting any proposed adjustment related to any of the foregoing.

         "VOTING AGREEMENTS" means the Voting Agreements dated as of the First Closing among the Company, Charterhouse and each of Ross Berner, Mark McKinney, Todd Smart, Ed Morawski and Mark Henninger, as amended, supplemented, changed or modified from time to time.

         "YEAR 2000 COMPLIANT" means that the computer systems (1) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, (7) have the ability to recognize all "leap years," including February 29, 2000.

                                TABLE OF CONTENTS

                                                                       PAGE NO.

1.       AUTHORIZATION OF DEBENTURES...........................................2

2.       SALE AND PURCHASE OF DEBENTURES.......................................2

3.       INTENTIONALLY OMITTED.................................................3

4.       CLOSINGS..............................................................3
         4.1.     FIRST CLOSING................................................3
         4.2.     THE SECOND CLOSING...........................................3

5.  CONDITIONS TO THE CLOSINGS.................................................4
         5.1.     CONDITIONS  TO FIRST CLOSING.................................4
         5.2.     CONDITIONS TO SECOND CLOSING.................................6

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................8
         6.1.     ORGANIZATION; POWER AND AUTHORITY............................8
         6.2.     AUTHORIZATION, ETC...........................................8
         6.3.     CAPITALIZATION...............................................9
         6.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.........9
         6.5.     FILED DOCUMENTS AND FINANCIAL STATEMENTS....................10
         6.6.     COMPLIANCE WITH LAW, ETC....................................10
         6.7.     GOVERNMENTAL AUTHORIZATIONS, ETC............................11
         6.8.     LITIGATION; OBSERVANCE OF STATUTES AND ORDERS...............11
         6.9.     TAXES.......................................................11
         6.10.    CONTRACTS AND COMMITMENTS...................................12
         6.11.    ENVIRONMENTAL MATTERS  .....................................12
         6.12.    ABSENCE OF CERTAIN CHANGES OR EVENTS........................13
         6.13.    ABSENCE OF UNDISCLOSED LIABILITIES .........................14
         6.14.    TITLE TO PROPERTY; LEASES...................................14
         6.15.    LICENSES, PERMITS, ETC......................................14
         6.16.    COMPLIANCE WITH ERISA  .....................................15
         6.17.    MARGIN REGULATIONS..........................................16
         6.18.    EXISTING INDEBTEDNESS.......................................16
         6.19.    STATUS UNDER CERTAIN STATUTES...............................16
         6.20.    FOREIGN CORRUPT PRACTICES ACT; NO UNLAWFUL PAYMENTS.........16
         6.21.    PROXY STATEMENT AND REQUIRED VOTE...........................17
         6.22.    YEAR 2000 COMPLIANCE........................................17
         6.23.    NO BROKERS OR FINDERS.......................................17

7.       REPRESENTATIONS OF THE PURCHASER.....................................17

         7.1.     AUTHORIZATION, ETC..........................................17
         7.2.     PURCHASE FOR INVESTMENT.....................................18

8.       INFORMATION AS TO THE COMPANY........................................18
         8.1.     FINANCIAL AND BUSINESS INFORMATION..........................18
         8.2.     INSPECTION..................................................20

9.       OPTIONAL REDEMPTION OF THE DEBENTURES................................21

10.      OPTIONAL CONVERSION..................................................21
         10.1.    INTENTIONALLY OMITTED.......................................21
         10.2.    CONVERSION BY THE HOLDER........................... ........21
         10.3.    CONVERSION PRICE............................................22
         10.4.    FRACTIONS OF SHARES.........................................23
         10.5.    ADJUSTMENT OF CONVERSION PRICE .............................23
         10.6.    NOTICE OF ADJUSTMENTS OF CONVERSION PRICE...................27
         10.7.    NOTICE OF CERTAIN CORPORATE ACTION..........................27
         10.8.    COMPANY TO RESERVE COMMON STOCK.............................28
         10.9.    INTENTIONALLY OMITTED.......................................28
         10.10.   COVENANT AS TO COMMON STOCK.................................28
         10.11.   CANCELLATION OF CONVERTED DEBENTURES........................28
         10.12.   PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF
                  ASSETS......................................................29

11.      AFFIRMATIVE COVENANTS................................................29
         11.1.    COMPLIANCE WITH LAW.........................................29
         11.2.    INSURANCE...................................................29
         11.3.    MAINTENANCE OF PROPERTIES...................................30
         11.4.    PAYMENT OF TAXES............................................30
         11.5.    CORPORATE EXISTENCE, ETC....................................30
         11.6.    REPURCHASE OF THE DEBENTURES AT THE OPTION OF THE HOLDER
                  UPON A CHANGE OF CONTROL....................................30
         11.7.    DEBENTURES SUBORDINATE TO SENIOR OBLIGATIONS................32

12.      NEGATIVE COVENANTS...................................................35
         12.1.    MERGER, CONSOLIDATION, ETC..................................35
         12.2.    NO DIVIDENDS................................................36

         12.3.    FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF

                  DEBENTURES..................................................36

13.      EVENTS OF DEFAULT ...................................................36

14.      REMEDIES ON DEFAULT, ETC.............................................38
         14.1.    ACCELERATION. ..............................................38

         14.2.    OTHER REMEDIES..............................................38
         14.3.    RESCISSION..................................................39
         14.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC...........39

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF DEBENTURES...................39
         15.1.    REGISTRATION OF DEBENTURES..................................39
         15.2.    TRANSFER AND EXCHANGE OF DEBENTURES.........................40
         15.3.    REPLACEMENT OF DEBENTURES...................................40

16.      PAYMENTS ON DEBENTURES...............................................41
         16.1.    PLACE OF PAYMENT............................................41
         16.2.    HOME OFFICE PAYMENT.........................................41
         16.3.    INTEREST....................................................41

17.      EXPENSES, ETC........................................................42
         17.1.    TRANSACTION EXPENSES........................................42
         17.2.    SURVIVAL....................................................42

18.      INDEMNIFICATION......................................................42
         18.1.    INDEMNIFICATION BY THE COMPANY..............................42
         18.2.    TERMS AND CONDITIONS OF INDEMNIFICATION.....................43

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........44

20.      AMENDMENT AND WAIVER.................................................44
         20.1.    REQUIREMENTS................................................44
         20.2.    SOLICITATION OF HOLDERS OF DEBENTURES.......................45
         20.3.    BINDING EFFECT, ETC.........................................45
         20.4.    DEBENTURES HELD BY COMPANY, ETC.............................45

21.      NOTICES..............................................................46

22.      REPRODUCTION OF DOCUMENTS............................................46

23.      STOCKHOLDER APPROVALS, ETC...........................................47

24.      SUBSTITUTION OF PURCHASER............................................47

25.      MISCELLANEOUS........................................................48
         25.1.    SUCCESSORS AND ASSIGNS......................................48
         25.2.    PAYMENTS DUE ON NON-BUSINESS DAYS...........................48
         25.3.    SEVERABILITY................................................48
         25.4.    CONSTRUCTION................................................48
         25.5.    COUNTERPARTS................................................48

         25.6.    GOVERNING LAW...............................................49
         25.7.    FURTHER ASSURANCES..........................................49
                  ............................................................50

                           United Road Services, Inc.

                                   $75,000,000

                           8% Convertible Subordinated

                               Debentures due 2008

                            -------------------------

                               Purchase Agreement

                            -------------------------


                         Dated as of November ___, 1998